AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated January 10, 2000, is entered into between Kestrel Equity Corporation, an Arizona corporation ("Kestrel"), and SVE Merger, Inc., a Nevada corporation ("SVE"). Kestrel and SVE are hereinafter collectively referred to as the "Constituent Corporations."


                                    RECITALS

         A. Kestrel is a corporation duly organized and existing under the laws of the State of Arizona.

         B. SVE is a corporation duly organized and existing under the laws of the State of Nevada for the sole purpose of effecting the reincorporation of Kestrel in Nevada in a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code;

         C. On the date of this Agreement, Kestrel has authority to issue 100,000,000 shares of common stock, $.001 par value per share ("Kestrel Common Stock"), of which 5,200,000 shares are issued and outstanding;

         D. On the date of this Agreement, SVE has the authority to issue 100,000,000 shares of common stock, $.001 par value per share ("SVE Common Stock"), of which 1 share is issued and outstanding and owned by Kestrel;

         E. The Boards of Directors of Kestrel and SVE have determined that it is advisable and in the best interest of their respective corporations that Kestrel merge with and into SVE upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of Kestrel from Arizona to Nevada;

         F. The respective Boards of Directors of Kestrel and SVE have, by resolutions duly adopted by Unanimous Written Consent, approved this Agreement; and

         G. Kestrel has approved this Agreement as the sole stockholder of SVE and the majority of the shareholders of Kestrel have approved this Agreement at the Kestrel annual meeting held on December 27, 1999.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Kestrel and SVE hereby agree as follows:

         1. MERGER. Kestrel shall be merged with and into SVE (the "Merger"), and SVE shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of Nevada (the "Effective Time"). A Certificate of Merger shall also be filed with the Secretary of State of the State of Arizona.

         2. GOVERNING DOCUMENTS. The Articles of Incorporation of SVE, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation as thereafter amended in accordance with the provisions thereof and applicable laws. The bylaws of SVE, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, without change or amendment until thereafter amended in accordance with the provisions thereof, the provisions of the Articles of Incorporation of the Surviving Corporation and applicable laws.

         3. SUCCESSION. At the Effective Time, the separate corporate existence of Kestrel shall cease, and SVE shall possess all the rights, privileges, powers and franchises both of a public as well as of a private nature, and shall be subject to all the restrictions, liabilities and duties of each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, shall be vested in the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest, shall be transferred to and vested in the Surviving Corporation, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Kestrel shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Kestrel, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Kestrel. The employees and agents of Kestrel shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Kestrel, subject to the same limitations with respect thereto. The requirements of any plans or agreements of Kestrel involving the issuance or purchase by Kestrel of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.

         4. DIRECTORS AND OFFICERS. The directors and officers of Kestrel at the Effective Time shall be and become directors and officers, holding the same titles and positions, of the Surviving Corporation at the Effective Time, and after the Effective Time shall serve in accordance with the bylaws of the Surviving Corporation.

         5. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Kestrel such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other actions,

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

as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Kestrel, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Kestrel or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) each share of Kestrel Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into one (1) fully paid and non-assessable share of SVE Common Stock; and

                  (b) the one (1) share of SVE Common Stock presently issued and outstanding in the name of Kestrel shall be canceled and retired and resume the status of authorized and unissued shares of SVE Common Stock, and no shares of SVE Common Stock or other securities of SVE shall be issued in respect thereof.

         7. WARRANTS. Each warrant to purchase shares of Kestrel Common Stock which is outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase shares of SVE Common Stock upon the terms and subject to the conditions and adjustments as set forth in such warrant and in the resolutions authorizing such warrants, as in effect immediately prior to the Effective Time. The same number of shares of SVE Common Stock shall be reserved for purposes of the warrants as is equal to the number of shares of Kestrel Common Stock so reserved as of the Effective Time.

         8. OPTIONS. Each option to purchase shares of Kestrel Common Stock which is outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder hereof, be converted into and become an option to purchase shares of SVE Common Stock upon the terms and subject to the same conditions and adjustments as in effect in such option immediately prior to the Effective Time. The same number of share of SVE Common Stock shall be reserved for purposes of the options as is equal to the number of shares of Kestrel Common Stock so reserved as of the Effective Time.

         9. OTHER EMPLOYEE BENEFIT PLANS. At the Effective Time, the obligations of Kestrel under or with respect to every plan, trust, program and benefit then in effect or administered by Kestrel on behalf or for the benefit of the officers and employees of Kestrel, including plans, trusts, programs and benefits administered by Kestrel in which subsidiaries of Kestrel, their officers and employees currently are permitted to participate (the "Employee Benefit Plans"), shall become the lawful obligations of SVE and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, SVE hereby expressly adopts and assumes all obligations of Kestrel under and with respect to all Employee Benefit Plans.

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

         10. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of Kestrel Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, as the case may be, shares of SVE Common Stock into which shares of Kestrel Common Stock, formerly represented by such certificates, have been converted as herein provided.

         11. NAME CHANGE. At the Effective Time, Surviving Corporation shall file with the Nevada Secretary of State Articles of Amendment to its Articles of Incorporation to change the name of the corporation to Stereo Vision Entertainment, Inc.

         12. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplement not adopted and approved by the shareholders of Kestrel and SVE shall affect the rights of the shareholders of either or both such corporations in a manner which is materially adverse to the shareholders of either or both such corporations.

         13. ABANDONMENT. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Boards of Directors of either Kestrel or SVE , notwithstanding approval of this Agreement by the sole stockholder of SVE or by the shareholders of Kestrel, or both, if in the opinion of such Boards of Directors, the Merger is for any reason inadvisable.

         14. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned to any party without the prior written consent of the other party hereto.

         IN WITNESS WHEREOF, Kestrel and SVE have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                                     KESTREL EQUITY CORPORATION
                                                     an Arizona corporation



                                                     By:/S/ Lance Putnam
                                                        ------------------------
                                                        Lance Putnam, President


                                                     SVE MERGER, INC.
                                                     a Nevada corporation



                                                     By:/S/ Lance Putnam
                                                        ------------------------
                                                        Lance Putnam, President


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